UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2011
POWERSECURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
On September 21, 2011, the Compensation Committee of the Board of Directors of PowerSecure International, Inc., a Delaware corporation (the “Company”), adopted two new forms of Stock Option Agreements under the PowerSecure International, Inc. 2008 Stock Incentive Plan (the “2008 Plan”), which provides for the grant of equity awards to the officers, directors, employees, advisors and consultants of the Company. These new forms of Stock Option Agreements, a form of Non-Qualified Stock Option Agreement for employees and a form of Non-Qualified Stock Option Agreement for directors, provide for an additional method of exercising stock options granted under the 2008 Plan through net option exercises and also clarify the arrangements for satisfying withholding tax requirements in connection with stock option vesting and exercises.
The new forms of Stock Option Agreements are filed with this report as Exhibit 10.2 and Exhibit 10.3, and are incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1
PowerSecure International, Inc. 2008 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the PowerSecure International, Inc. Registration Statement on Form S-8, Registration No. 333-151540.)

10.2	Form of Non-Qualified Stock Option Agreement for Directors (Net Exercise Model) under the PowerSecure International, Inc. 2008 Stock Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement for Employees (Net Exercise Model) under the PowerSecure International, Inc. 2008 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer
Dated: September 21, 2011

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